      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2002

                                               REGISTRATION NO. 333-

----------------------------------------------------------------------

----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------
                         FOREST CITY ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           OHIO                                                       34-0863886
      (State or Other                                              (I.R.S. Employer
       Jurisdiction                                             Identification Number)
    of Incorporation or
       Organization)

                                50 PUBLIC SQUARE
                                 TERMINAL TOWER
                                   SUITE 1100
                           CLEVELAND, OHIO 44113-2203
                                 (216) 621-6060
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------

                       FOREST CITY STATUTORY AGENT, INC.
                                50 PUBLIC SQUARE
                                 TERMINAL TOWER
                                   SUITE 1160
                           CLEVELAND, OHIO 44113-2203
                                 (216) 621-6060
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:
                             DAVID P. PORTER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939
                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions and other factors, after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------
----------------------------------------------------------------------

            TITLE OF EACH CLASS                     AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
               OF SECURITIES                         TO BE           OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
              TO BE REGISTERED                   REGISTERED(1)         PER UNIT(2)           PRICE(3)             FEE(1)(4)
--------------------------------------------------------------------------------------------------------------------------------
  Debt Securities(5)(13)....................
  Preferred Stock, without par
    value(6)(13)............................
  Depositary Shares(7)(13)..................
  Class A Common Stock, par value $.33 1/3
    per share(8)(13)........................
  Warrants(9)(13)...........................
  Stock Purchase Contracts(10)(13)..........
  Stock Purchase Units(11)(13)..............
  Subscription Rights(12)(13)...............
--------------------------------------------------------------------------------------------------------------------------------
         Total..............................     $750,000,000             100%           $750,000,000(14)          $69,000

                                                  (Footnotes on following page.)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 (1) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus constituting a part of this registration statement also relates to $92,180,000 of the registrant's securities registered under Registration Statement 333-41437, for which filing fees have been previously paid.

 (2) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

 (3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

 (4) Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

 (5) Subject to note (14) below, there is being registered an indeterminate principal amount of debt securities.

 (6) Subject to note (14) below, there is being registered an indeterminate number of shares of preferred stock.

 (7) Subject to note (14) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons acquiring such fractional interests, and shares of preferred stock will be issued to the depositary under the deposit agreement.

 (8) Subject to note (14) below, there is being registered an indeterminate number of shares of class A common stock.

 (9) Subject to note (14) below, there is being registered an indeterminate amount and number of warrants. The warrants may represent the right to purchase debt securities, preferred stock or class A common stock.

(10) Subject to note (14) below, there is being registered an indeterminate amount and number of stock purchase contracts. The stock purchase contracts may represent the obligation to purchase debt securities, preferred stock, class A common stock or other securities.

(11) Subject to note (14) below, there is being registered an indeterminate amount and number of stock purchase units. The stock purchase units may consist of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties' to secure the holder's obligations under the stock purchase contracts.

(12) Subject to note (14) below, there is being registered an indeterminate number of subscription rights that may represent the right to purchase debt securities, preferred stock or class A common stock.

(13) Subject to note (14) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, debt securities, preferred stock, depositary shares, warrants or subscription rights registered hereunder and an indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities hereunder that are issued in exchange for, or upon conversion of, as the case may be, debt securities, preferred stock, depositary shares or warrants.

(14) In no event will the aggregate initial public offering price of all securities issued from time to time pursuant to the combined prospectus contained in this registration statement exceed $842,180,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock, depositary shares and class A common stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issued discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, the issue price of any securities issued upon settlement of the stock purchase contracts or stock purchase units, and the issue price of any securities issuable upon the exercise of subscription rights. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of the initial offering.

    Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus and also relates to $92,180,000 aggregate amount of securities registered and remaining unsold under the registrant's Registration Statement on Form S-3 (No. 333-41437), as amended, which was initially filed on December 3, 1997. Pursuant to Rule 429(b), this registration statement also constitutes a Post-Effective Amendment No. 1 to Registration Statement No. 333-41437, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. If securities previously registered under that registration statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL SECURITIES UNDER THIS REGISTRATION STATEMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION. DATED MAY 1, 2002

                                  $842,180,000

                         FOREST CITY ENTERPRISES, INC.

                             SENIOR DEBT SECURITIES
                      SENIOR SUBORDINATED DEBT SECURITIES
                      JUNIOR SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                         CLASS A COMMON STOCK WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                              SUBSCRIPTION RIGHTS

      Forest City Enterprises, Inc. intends to offer from time to time its senior debt securities, senior subordinated debt securities, junior subordinated securities, preferred stock, depositary shares, class A common stock, warrants, stock purchase contracts, stock purchase units or subscription rights. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $842,180,000 or the equivalent amount in other currencies, currency units or composite currencies.

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

      We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in the accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
                             ---------------------

      Our class A common stock, par value $.33 1/3 per share, and our class B common stock, par value $.33 1/3 per share, are listed on The New York Stock Exchange under the symbols FCEA and FCEB. The closing prices of our class A common stock and class B common stock on The New York Stock Exchange on April 30, 2002 were $38.45 and $38.05. None of the other securities that we may offer under this prospectus are currently publicly traded.
                             ---------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................     2
About This Prospectus.......................................     2
Incorporation of Documents by Reference.....................     2
Forward-Looking Statements..................................     3
Forest City Enterprises, Inc. ..............................     4
Ratio of Earnings to Fixed Charges..........................     4
Use of Proceeds.............................................     5
Summary Description of Securities We May Offer..............     5
Description of Senior Debt Securities We May Offer..........     6
Description of Subordinated Debt Securities We May Offer....    14
Description of Preferred Stock We May Offer.................    26
Description of Depositary Shares We May Offer...............    28
Description of Common Stock We May Offer....................    31
Description of Warrants We May Offer........................    33
Description of Stock Purchase Contracts and Stock Purchase
  Units We May Offer........................................    35
Description of Subscription Rights We May Offer.............    35
Plan of Distribution........................................    36
Validity of the Offered Securities..........................    38
Experts.....................................................    38

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy the reports, proxy statements and other information at the Public Reference Room of the SEC located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of these materials at prescribed rates from the Public Reference Room of the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information on a delayed basis regarding registrants, including us, that file electronically with the SEC. Our class A common stock, par value $.33 1/3 per share, and our class B common stock, par value $.33 1/3 per share, are listed on The New York Stock Exchange under the symbols FCEA and FCEB. You can also inspect and copy any reports, proxy statements and other information that we file with the SEC at the offices of The New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

                             ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a registration statement that we filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price of $842,180,000 or the equivalent amount in other currencies, currency units or composite currencies.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

     References in the prospectus to the term "we," "us" or "Forest City" or other similar terms mean Forest City Enterprises, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information that we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that we file with the SEC after the date of this prospectus automatically updates and supersedes the information contained in this prospectus and incorporated filings. We have previously filed the following documents with the SEC (File No. 1-4372) and are incorporating them into this prospectus by reference:

     - our Annual Report on Form 10-K for the fiscal year ended January 31, 2002;

     - Amendment No. 1 to our Annual Report on Form 10-K/A;

     - our Current Report on Form 8-K, dated and filed with the SEC on March 14, 2002;

     - our Current Report on Form 8-K, dated March 5, 2002 and filed with the SEC on March 14, 2002; and

     - the description of our class A common stock contained in our registration statement on Form 10.

     Each document or report that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this prospectus and until the offering of the securities terminates will be incorporated by reference into this prospectus and will be a part of this prospectus from the date of filing of that document.

     You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning or writing to us at the following phone number and address:
                                   Secretary,
                         Forest City Enterprises, Inc.
                                50 Public Square
                                 Terminal Tower
                                   Suite 1100
                           Cleveland, Ohio 44113-2203
                         Telephone Number: 216-621-6060

                           FORWARD-LOOKING STATEMENTS

     We may include or incorporate by reference in this prospectus or in an accompanying prospectus supplement statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, for example, statements relating to our development activities, business strategy and prospects.

     These forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements are discussed in our reports filed with the SEC and may be contained under the caption "Risk Factors" in or incorporated by reference in an accompanying prospectus supplement.

     We disclaim any obligation, other than as may be imposed by law, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                         FOREST CITY ENTERPRISES, INC.

     Founded in 1920 and publicly traded since 1960, we are principally engaged in the ownership, development, acquisition and management of commercial and residential properties in many states and the District of Columbia.

     We have a portfolio of assets diversified both geographically and among property types. We operate our business through four strategic business units:

     - the Commercial Group, which owns, develops, acquires and operates regional malls, specialty/urban retail centers, office buildings, hotels and mixed-use projects;

     - the Residential Group, which owns, develops, acquires, leases and manages residential rental property, including middle-market apartments in urban and suburban locations, adaptive re-use developments in urban locations and supported-living facilities;

     - the Land Development Group, which acquires and sells land and developed lots to residential, commercial and industrial customers and owns and develops raw land into master-planned communities and mixed-use projects; and

     - the Lumber Trading Group, which operates our lumber wholesaling business.

     We are incorporated in the State of Ohio. Our principal executive offices are located at 50 Public Square, Terminal Tower, Suite 1100, Cleveland, Ohio 44113-2203 and our telephone number is (216) 621-6060.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

                                                              YEARS ENDED JANUARY 31,
                                                  ------------------------------------------------
                                                                                      PRO-RATA
                                                     FULL CONSOLIDATION(1)        CONSOLIDATION(1)
                                                  ------------------------------------------------
                                                  2002    2001    2000    1999        1998(2)
                                                  ----    ----    ----    ----    ----------------
Ratio of Earnings to Fixed Charges..............  1.72x   1.69x   1.59x   1.38x             --

---------------

(1) Effective January 31, 2001, we implemented a change in the presentation of our financial results. Prior to January 31, 2001, we used the pro-rata method of consolidation to report our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. In accordance with the Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures," we can no longer use the pro-rata consolidation method for partnerships. Accordingly, partnership investments that were previously reported on the pro-rata method are now reported as consolidated at 100%, if deemed under our control, or otherwise on the equity method of accounting.
(2) Total fixed charges exceeded our adjusted earnings by $10.0 million for January 31, 1998. Our earnings, as adjusted, includes income of $15.0 million from a lawsuit settlement related to Toscana, a California apartment project, and a $39.0 million loss related to the sale of Toscana ($36.0 million) and a partnership interest ($3.0 million), but does not include an extraordinary gain of $18.0 million related to the sale of Toscana.

     To date, we have not issued any shares of preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges and is not separately presented. We believe that we have other earnings from operations, principally from depreciation and amortization, that are available to cover fixed charges.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     - repayment of debt;

     - additions to working capital;

     - development of new properties;

     - capital expenditures; and

     - acquisitions.

Until we use the proceeds in this manner, we may temporarily use them to make short-term investments or to reduce short-term debt.

                 SUMMARY DESCRIPTION OF SECURITIES WE MAY OFFER

     We may use this prospectus to offer the following types of securities.

     - Senior debt securities. These debt securities will be unsecured and will rank equally with all of our other unsubordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or class A common stock.

     - Senior subordinated debt securities. These debt securities will be unsecured and will rank equally with all of our other senior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or class A common stock.

     - Junior subordinated debt securities. These debt securities will be unsecured and will rank equally with all of our other junior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or class A common stock.

     - Preferred stock, without par value. We can offer different series of preferred stock with different dividend, liquidation, redemption, conversion and voting rights.

     - Depositary Shares. We may issue depositary shares that would each represent a fraction of a share of preferred stock.

     - Class A common stock, par value $.33 1/3 per share.

     - Warrants to purchase any of the foregoing securities.

     - Stock Purchase Contracts. We may issue stock purchase contracts, which may represent the right to purchase our debt securities, preferred stock, class A common stock or other securities.

     - Stock Purchase Units. We may issue stock purchase units, which consist of a stock purchase contract and our debt securities, preferred stock, warrants or debt obligations of third parties' to secure the holder's obligations to purchase the securities under the stock purchase contracts.

     - Subscription Rights to purchase any of our debt securities, preferred stock and class A common stock.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

               DESCRIPTION OF SENIOR DEBT SECURITIES WE MAY OFFER

     This section describes the general terms and provisions of the senior debt securities that we may issue separately, upon conversion of preferred stock, upon exercise of a debt warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right from time to time in the form of one or more series of senior debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the senior debt securities offered through that prospectus supplement and any special federal income tax consequences of these senior debt securities.

     The senior debt securities we may offer will be issued under an indenture, between us and The Bank of New York, as trustee, unless otherwise indicated in the applicable prospectus supplement. A copy of the form of our senior debt indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the form of our senior debt indenture for more specific information. See "Where You Can Find More Information" for information on how to obtain a copy of the form of our senior debt indenture. The following summaries of specific provisions of the indenture are not complete and are subject to all of the provisions of the applicable indenture.

     The trustee under the senior debt indenture has two main roles.

     - First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-- Events of Default" and "-- Modification and Waiver".

     - Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See "-- Relationship With the Trustee" below for more information about the trustee.

     We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the senior debt securities will depend upon the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

     The senior debt securities we may offer will rank equally in right of payment with all our other existing and future senior unsecured debt, including our $200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008 and our guaranty of the borrowings under the Forest City Rental Properties Corporation, or FCRPC, credit agreement. FCRPC is one of our wholly owned subsidiaries. The senior debt securities will be effectively subordinated to all our existing and future senior secured debt, to the extent of the value securing our senior secured debt.

     Although the senior debt securities will be our senior obligations, they will be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries, including the borrowings under the FCRPC credit agreement.

     The FCRPC credit agreement prohibits the payment of principal and interest on any senior debt securities during the existence and continuation of a payment default under the FCRPC credit agreement or the guaranty. In the event of a continuing non-payment default, our guaranty prohibits FCRPC from making any distribution to us except as necessary to pay interest on any senior debt securities and taxes. Our guaranty will also prohibit our redemption or defeasance of any of our senior debt securities without the consent of the lenders under the FCRPC credit agreement.

GENERAL

     The applicable prospectus supplement will set forth the price or prices at which the senior debt securities will be issued and will describe the following terms of the senior debt securities, if applicable:

     - the title and series of the senior debt securities;

     - any limit on the aggregate principal amount of the senior debt securities;

     - the identity of the person to whom we will pay any interest on a senior debt security, if it is any person other than the person in whose name the senior debt security is registered at the close of business on the regular record date for the interest payment;

     - the date or dates on which we will pay the principal of the senior debt securities;

     - if the senior debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

     - the place or places where we will pay the principal of, and any premium and interest on, the senior debt securities;

     - the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the senior debt securities, in whole or in part;

     - our obligation, if any, to repurchase or redeem the senior debt securities upon the happening of an event or at your option;

     - if other than the entire principal amount, the portion of the principal amount of the senior debt securities that we will pay upon acceleration of maturity;

     - if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the senior debt securities and the manner in which we will determine the equivalent of the principal amount of the senior debt securities in the currency of the United States for any purpose;

     - if, at our option or your option, we may pay the principal of, or any premium or interest on, the senior debt securities in one or more currencies or currency units other than those in which the senior debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

     - if the principal amount payable at the stated maturity of the senior debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

     - that the senior debt securities, in whole or in any specified part, are defeasible as described below under " -- Defeasance and Discharge" or " -- Covenant Defeasance," or under both captions;

     - whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices or other financial measure;

     - whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

     - whether we may issue the senior debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under "-- Global Securities", any circumstances under which we may exchange or transfer any global security, in whole or in part, in the names of persons other than the depositary or its nominee; and

     - any addition to or change in the events of default applicable to the senior debt securities and any change in the right of the trustee or your rights to declare the principal amount of the senior debt securities due and payable.

     We may sell senior debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to the senior debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any senior debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

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CONVERSION RIGHTS

     We will set forth in an applicable prospectus supplement whether the senior debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

FORM, EXCHANGE AND TRANSFER

     We will issue the senior debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

     At your option, subject to the terms of the senior debt indenture and the limitations applicable to global securities, senior debt securities of each series will be exchangeable for other senior debt securities of the same series of any authorized denomination in the same aggregate principal amount.

     Subject to the terms of the senior debt indenture and the limitations applicable to global securities, you may present senior debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint The Bank of New York as security registrar, except as otherwise indicated in the applicable prospectus supplement.

     If we redeem the senior debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any senior debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any senior debt security selected for redemption, in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part.

GLOBAL SECURITIES

     Some or all of the senior debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the senior debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the senior debt indenture.

     Notwithstanding any provision of the senior debt indenture or any senior debt security, no global security may be exchanged, in whole or in part, for senior debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the senior debt indenture;

     - an event of default, or an event that with notice or lapse of time, or both, will become an event of default, with respect to the senior debt securities represented by the global security has occurred and is continuing;

     - we so request; or

     - other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of senior debt securities represented by the global security for all purposes under that series of senior debt securities and the senior debt indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any series of senior debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated senior debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any series of senior debt securities represented by the global security for any purpose under that series of senior debt securities or the senior debt indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary's participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of senior debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the senior debt trustee or any agent of ours or the senior debt trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

     Unless otherwise stated in the applicable prospectus supplement, we will appoint The Depository Trust Company, or DTC, as the depositary for the senior debt securities.

     We understand that neither DTC nor its nominee will consent or vote with respect to the senior debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC's nominee to those participants to whose accounts the senior debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

     DTC has advised us that it will take any action permitted to be taken by a holder of senior debt securities (including the presentation of senior debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the senior debt securities represented by the global security as to which such participant or participants has or have given such direction.

     DTC has also advised us as follows:

     - DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code, as amended, and a clearing agency registered pursuant to the provisions of
       Section 17A of the Exchange Act;

     - DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants;

     - DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations;

     - certain participants, or other representatives, together with other entities, own DTC; and

     - indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a senior debt security on any interest payment date will be made to the person in whose name the senior debt security, or one or more predecessor senior debt securities, is registered at the close of business on the regular record date for the interest payment.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the senior debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Any other paying agents that we initially designate for the senior debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series.

     All moneys that we deposit with the trustee or pay to a paying agent for the payment of the principal of, or any premium or interest on, any senior debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the senior debt security may look only to us for payment of any principal, premium or interest.

RESTRICTIVE COVENANTS

     Covenants applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise specified in the applicable prospectus supplement, the senior debt indenture will provide that Forest City Enterprises, Inc. may not consolidate with, merge into or reorganize with or into, or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to, any entity, unless all of the following conditions are met.

     - If the successor entity is not Forest City Enterprises, Inc., the successor entity is organized under the laws of any domestic jurisdiction and expressly assumes Forest City Enterprises, Inc.'s obligations under the senior debt indenture.

     - Immediately before and after giving effect to the transaction, and treating any debt that becomes an obligation of ours or the successor entity as a result of the transaction as having been incurred by us or the successor entity at the time of the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

     - Immediately after giving effect to the transaction, the consolidated net worth (as defined in the senior debt indenture) of Forest City Enterprises, Inc. or the successor entity is equal to or greater than 90% of Forest City Enterprises, Inc.'s consolidated net worth immediately prior to the transaction.

     - Immediately after giving effect to the transaction, and treating any debt that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, Forest City Enterprises, Inc. could incur at least $1.00 of additional debt under specified financial ratios contained in the senior debt indenture.

     - If, as a result of the transaction, our properties or assets would become subject to a lien or other encumbrance that would not be permitted by the senior debt indenture, Forest City Enterprises, Inc. or the successor entity, as the case may be, takes the steps necessary to secure the senior debt securities equally and ratably with, or prior to, the indebtedness secured by the lien or other encumbrance.

     - Forest City Enterprises, Inc. delivers to the trustee an officers' certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the senior debt indenture.

EVENTS OF DEFAULT

     Unless otherwise set forth in the applicable prospectus supplement, each of the following events will constitute an event of default under the senior debt indenture, if applicable:

     - failure to pay principal of, or premium, if any, on, any senior debt security when due;

     - failure to pay any interest on any senior debt security when due that continues for 30 days;

     - failure to perform or observe the covenants in the senior debt indenture, which may relate to dispositions of assets, mergers, consolidations and sales of all or substantially all our assets, or a change of control of the company, as specified in the applicable prospectus supplement;

     - failure to perform other covenants in the senior indenture that continues for 30 days after written notice as provided in the senior debt indenture;

     - a default under any recourse debt by us, individually or in the aggregate, in excess of $10.0 million, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that recourse debt, and (2) results in that recourse debt becoming or being declared due and payable prior to its stated maturity;

     - a default under any non-recourse debt by us, individually or in the aggregate, in excess of 20% of the aggregate principal amount of all of our outstanding non-recourse debt, which default (1) constitutes a failure to a pay when due, subject to any applicable grace period, any portion of the principal of that non-recourse debt, or (2) results in that non-recourse debt becoming or being declared due and payable prior to its stated maturity;

     - the rendering of a final judgment or judgments against us or any subsidiary that is not subject to appeal in an amount in excess of $10.0 million that remains undischarged or unstayed for a period of 45 days after the date on which the right to appeal has expired;

     - we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

     - any other event of default specified in the applicable prospectus supplement.

     Subject to the provisions of the senior debt indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior debt indenture at the request or direction of any of the holders, unless those holders have offered reasonable indemnity to the trustee. Subject to the provisions of the senior debt indenture relating to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     If an event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of a series of outstanding senior debt securities may accelerate the maturity of all senior debt securities of that series. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the senior debt securities, or, in the case of any original issue discount security or other senior debt security, a specified amount, will automatically, and without any action by the trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may, under specific circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the senior debt indenture. For a more detailed discussion as to waiver of defaults, see " -- Modification and Waiver."

     No holder of any senior debt security will have any right to institute any proceeding with respect to the senior debt indenture or for any remedy under the senior debt indenture unless:

     - the holder has previously given to the trustee written notice of a continuing event of default with respect to that series of senior debt securities;

     - the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the relevant series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee;

     - the trustee has failed to institute the proceeding within 60 days; and

     - the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of the relevant series a direction inconsistent with the holders' request.

However, these limitations do not apply to a suit instituted by a holder of a senior debt security for enforcement of payment of the principal of, and premium, if any, or interest on, any senior debt security on or after the respective due dates expressed in the senior debt security.

     We will be required to furnish to the trustee a statement as to our performance of some of our obligations under the senior debt indenture and as to any default in our performance.

MODIFICATION AND WAIVER

     Unless otherwise set forth in the applicable prospectus supplement, we and the trustee may modify and amend the senior debt indenture with the consent of the holders of not less than a majority in aggregate principal amount of any series of outstanding senior debt securities, and, in some instances, we and the trustee may modify and amend the senior debt indenture without the consent of the holders of any series of outstanding senior debt securities. However, we and the trustee may not modify or amend the senior debt indenture without the consent of the holder of each outstanding senior debt security affected by the modification or amendment if the modification or amendment:

     - changes the stated maturity of the principal of, or any installment of interest on, any senior debt security;

     - reduces the principal amount of, or the premium or interest on, any senior debt security;

     - changes the place or currency of payment of principal of, or premium or interest on, any senior debt security;

     - impairs the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

     - reduces the percentage of any series of outstanding senior debt securities necessary to modify or amend the senior debt indenture;

     - reduces the percentage of aggregate principal amount of any series of outstanding senior debt securities necessary for waiver of compliance with specified provisions of the senior debt indenture or for waiver of specified defaults; or

     - modifies any other provisions of the senior debt indenture set forth in the applicable prospectus supplement relating to the senior debt securities, except to increase any percentages referred to above or to provide other provisions of the senior debt indenture cannot be modified or waived without the consent of the holders.

     The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive our compliance with specified restrictive provisions of the senior debt indenture. The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or any other default specified in the applicable prospectus supplement.

DEFEASANCE AND DISCHARGE

     The senior debt indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any senior debt securities of a series, except for the following obligations:

     - to exchange or register the transfer of senior debt securities;

     - to replace stolen, lost or mutilated senior debt securities;

     - to maintain paying agencies; and

     - to hold moneys for payment in trust, upon our deposit in trust for the benefit of the holders of the senior debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the senior debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

COVENANT DEFEASANCE

     The senior debt indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the senior debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specified events of default related to the senior debt securities of that series will be deemed not to be or result in an event of default. We may only exercise this option if we deposit, in trust for the benefit of the holders of the senior debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and each installment of interest on, the senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series. We also must, among other things, deliver to the trustee an opinion of counsel to the effect that holders of the senior debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

     If we exercise this option with respect to any senior debt securities of a series and the senior debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations deposited in trust may be insufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

NOTICES

     Unless otherwise specified in the applicable prospectus supplement, notices to the holders of senior debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

TITLE

     Unless otherwise specified in the applicable prospectus supplement, we, the trustee and any agents of ours or the trustee may treat the person in whose name a senior debt security is registered as the absolute owner of the senior debt security, whether or not the senior debt security may be overdue, for the purpose of making payment and for all other purposes.

RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York will be trustee under the senior debt indenture, unless otherwise indicated in the applicable prospectus supplement. The Bank of New York is the trustee under the indenture governing our $200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008 and is also a lender to our subsidiaries of nonrecourse project debt.

GOVERNING LAW

     The senior debt indenture and the senior debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

            DESCRIPTION OF SUBORDINATED DEBT SECURITIES WE MAY OFFER

     This section describes the general terms and provisions of the subordinated debt securities that we may issue separately, upon conversion of preferred stock, upon exercise of a debt warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right from time in the form of one or more series of subordinated debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the subordinated debt securities offered through that prospectus supplement and any special federal income tax consequences of these subordinated debt securities.

     The subordinated debt securities we may offer, if any, will be issued under an indenture, between us and National City Bank, as subordinated trustee, unless otherwise indicated in the applicable prospectus supplement. Copies of the forms of our senior subordinated debt indenture and our junior subordinated indenture have been previously filed with the SEC, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. The senior subordinated indenture and junior subordinated indenture are sometimes referred to collectively in this section as the "subordinated indentures." You should refer to the forms of our subordinated indentures for more specific information. See "Where You Can Find More Information" for information on how to obtain copies of the forms of our subordinated indentures. The following summaries of specific provisions of the subordinated indentures are not complete and are subject to all of the provisions of the subordinated indentures.

     The subordinated trustee under each of the subordinated debt indentures has two main roles.

     - First, the subordinated trustee can enforce your rights against us if we default. There are some limitations on the extent to which the subordinated trustee acts on your behalf, which we describe later under "-- Events of Default" and "-- Modification and Waiver".

     - Second, the subordinated trustee performs administrative duties for us, such as sending you interest payments and notices.

See "-- Relationship With the Subordinated Trustee" below for more information about the trustee.

     We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the subordinated debt securities will depend on the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

     The junior subordinated debt securities we may offer, if any, will be subordinated in right of payment to all senior debt, and the senior subordinated debt securities will be subordinated in right of payment to all senior indebtedness. For a more detailed discussion of this subordination, see
" -- Subordination of Subordinated Debt Securities." The only senior debt or senior indebtedness outstanding as of April 30, 2002 is our $200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008, our guaranty of borrowings under the FCRPC credit agreement and our guaranty of $20.4 million of Franklin Town Towers Associates' Series 2000 Bonds that are due 2026 but subject to mandatory tender in 2010. Franklin Town Towers Associates is one of our wholly owned subsidiaries. The holders of subordinated debt securities, including senior subordinated debt securities, will also be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries.

GENERAL

     The subordinated indentures will provide that we may issue subordinated debt securities in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the subordinated debt securities of any series. The subordinated debt securities will have terms and provisions that are not inconsistent with the subordinated indentures, including as to maturity, principal and interest, as we may determine.

     The applicable prospectus supplement will set forth whether the subordinated debt securities will be senior subordinated debt securities or junior subordinated debt securities and the price or prices at which we will issue the subordinated debt securities. The applicable prospectus supplement will also describe the following terms of the subordinated debt securities, if applicable:

     - the title and series of the subordinated debt securities;

     - any limit on the aggregate principal amount of the subordinated debt securities or the series of which they are a part;

     - the identity of the person to whom we will pay any interest on a subordinated debt security, if it is any person other than the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the interest payment;

     - the date or dates on which we will pay the principal of the subordinated debt securities;

     - if the subordinated debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

     - the place or places where we will pay the principal of, and any premium and interest on, the subordinated debt securities;

     - the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the subordinated debt securities, in whole or in part;

     - our obligation, if any, to redeem or purchase the subordinated debt securities in connection with any sinking fund or similar provision or at the option of the holder, and the period or periods within which, the price or prices at which, and the terms and conditions on which, we will redeem or repurchase any of the subordinated debt securities, in whole or in part, in connection with this obligation;

     - the denominations in which we will issue the subordinated debt securities, if other than denominations and integral multiples of $1,000;

     - the index or formula, if any, that we will use to determine the amount of principal of, or any premium or interest on, the subordinated debt securities;

     - if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the subordinated debt securities and the manner in which we will determine the equivalent of the principal amount of the subordinated debt securities in the currency of the United States for any purpose;

     - if, at our option or your option, we may pay the principal of, or any premium or interest on, the subordinated debt securities in one or more currencies or currency units other than those in which the subordinated debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

     - if other than the entire principal amount, the portion of the principal amount of the subordinated debt securities that we will pay upon acceleration of maturity;

     - if the principal amount payable at the stated maturity of the subordinated debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

     - that the subordinated debt securities, in whole or any specified part, are defeasible under the provisions of the applicable subordinated indenture described below under " -- Defeasance and Discharge" or " -- Covenant Defeasance," or under both captions;

     - whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices, or other financial measure;

     - whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

     - whether we may issue the subordinated debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under "-- Global Securities", any circumstances under which we may exchange or transfer any global security, in whole or in part, for securities in the names of persons other than the depositary or its nominee; and

     - any addition to or change in the events of default applicable to the subordinated debt securities and any change in the right of the subordinated trustee or the holders of the subordinated debt securities to declare the principal amount of the subordinated debt securities due and payable.

     We may sell subordinated debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to subordinated debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any subordinated debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

CONVERSION RIGHTS

     We will set forth in an applicable prospectus supplement whether the subordinated debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

  SENIOR SUBORDINATED DEBT SECURITIES

     The senior subordinated debt indenture may provide that the senior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior indebtedness, which includes our $200.0 million aggregate principal amount of 8.5% senior notes due March 15, 2008, our guaranty of the obligations under the FCRPC credit agreement, our guaranty of the Franklin Town Towers Associates' bonds and any senior debt securities that we may issue under the senior debt indenture.

     The holders of all senior indebtedness outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the senior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the senior subordinated debt securities in the following circumstances:

     - upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Enterprises, Inc.;

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any senior subordinated debt securities have been declared due and payable before their stated maturity.

     By reason of this subordination, in the event of liquidation or insolvency, holders of senior subordinated debt securities may recover less than holders of senior indebtedness and may recover more than the holders of junior subordinated debt securities.

     For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a senior subordinated debt security will be deemed to constitute payment upon the principal of the senior subordinated debt security.

  JUNIOR SUBORDINATED DEBT SECURITIES

     The junior subordinated debt indenture may provide that the junior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior debt, which includes any senior subordinated debt securities that we may issue under the senior subordinated debt indenture.

     The holders of all senior debt outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior debt before the holders of the junior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the junior subordinated debt securities in the following circumstances:

     - upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Enterprises, Inc.;

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any junior subordinated debt securities have been declared due and payable before their stated maturity.

     By reason of this subordination, in the event of liquidation or insolvency, holders of junior subordinated debt securities may recover less than holders of senior debt, including the holders of any senior subordinated debt securities.

     For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a junior subordinated debt security will be deemed to constitute payment upon the principal of the junior subordinated debt security.

  DEFINITIONS

     Unless otherwise indicated in the applicable prospectus supplement, the following definitions are applicable to the subordinated indentures relating to the subordinated debt securities. You should refer to the applicable subordinated indenture for the full definition of each term.

     "Debt" means, without duplication, with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent:

     - every obligation of that person or entity for money borrowed;

     - every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - every reimbursement obligation of that person or entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person or entity;

     - every obligation of that person or entity issued or assumed as the deferred purchase price of property or services;

     - all indebtedness of that person or entity, whether incurred on or prior to the date of the applicable subordinated indenture or incurred later, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     - every obligation of the type referred to in the foregoing clauses of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;

provided that this definition does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Senior debt" means the principal of, and premium, if any, and interest if any, on debt (as defined above), whether incurred on or prior to the date of the junior subordinated indenture or created later, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other debt that is equal with, or subordinated to, the junior subordinated debt securities. Senior debt will not include any debt (as defined above) that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to us, debt to any of our employees, and the junior subordinated debt securities.

     "Senior indebtedness" means the principal of, and premium, if any, and interest on all indebtedness for borrowed money, whether incurred on or prior to the date of the senior subordinated indenture or incurred later, excluding (a) the subordinated debt securities, (b) obligations that by their terms are not superior in right of payment to the senior subordinated securities or to other indebtedness that is equal with, or subordinated to, the senior subordinated securities and (c) any deferrals, renewals or extensions of any indebtedness for money borrowed. The term "indebtedness for money borrowed" as used in the prior sentence means any obligation of, or any obligation guaranteed by, Forest City Enterprises, Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

     Neither subordinated indenture limits or prohibits the incurrence of additional senior debt or senior indebtedness, either of which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of ours. In connection with the future issuances of securities, the subordinated indentures may be amended or supplemented to limit the amount of indebtedness incurred by us.

     The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

FORM, EXCHANGE AND TRANSFER

     We will issue the subordinated debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

     At the option of the holder, subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, subordinated debt securities of each series will be exchangeable for other subordinated debt securities of the same series of any authorized denomination in the same aggregate principal amount.

     Subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, you may present subordinated debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of subordinated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar or transfer agent will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint National City Bank as security registrar, except as otherwise indicated in the applicable prospectus supplement. Any transfer agent that we initially designate for any subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

     If we redeem the subordinated debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any subordinated debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any subordinated debt security selected for redemption, in whole or in part, except the unredeemed portion of any subordinated debt security being redeemed in part.

GLOBAL SECURITIES

     Some or all of the subordinated debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the subordinated debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the applicable subordinated indenture.

     Notwithstanding any provision of the applicable subordinated indenture or any subordinated debt security, no global security may be exchanged, in whole or in part, for subordinated debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the applicable subordinated indenture;

     - an event of default with respect to the subordinated debt securities of a series represented by the global security has occurred and is continuing; or

     - other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of subordinated debt securities represented by the global security for all purposes under the subordinated debt securities and the applicable subordinated indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any subordinated debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated subordinated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any subordinated debt securities represented by the global security for any purpose under the subordinated debt securities or the applicable subordinated indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary's participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the series of subordinated debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the subordinated trustee or any agent of ours or the subordinated trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

     Unless otherwise stated in the applicable prospectus supplement, we will appoint DTC as the depositary for the subordinated debt securities.

     We understand that neither DTC nor its nominee will consent or vote with respect to the subordinated debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC's nominee to those participants to whose accounts the subordinated debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

     DTC has advised us that it will take any action permitted to be taken by a holder of subordinated debt securities (including the presentation of subordinated debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the subordinated debt securities represented by the global security as to which such participant or participants has or have given such direction.

     DTC has also advised us as follows:

     - DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code, as amended, and a clearing agency registered pursuant to the provisions of
       Section 17A of the Exchange Act;

     - DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants;

     - DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations;

     - certain participants, or other representatives, together with other entities, own DTC; and

     - indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a subordinated debt security on any interest payment date will be made to the person in whose name the subordinated debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for the interest payment.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the subordinated debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the subordinated trustee in The City of New York will be designated as our sole paying agent for payments with respect to subordinated debt securities of each series. Any other paying agents that we initially designate for the subordinated debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

     All moneys that we pay to a paying agent for the payment of the principal of, or any premium or interest on, any subordinated debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the subordinated debt security may look only to us for payment of any principal, premium or interest.

RESTRICTIVE COVENANTS

     We will include covenants specific to a particular series of subordinated debt securities in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise specified in the applicable prospectus supplement, the subordinated indentures will provide that Forest City Enterprises, Inc. may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, and may not permit any entity to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to Forest City Enterprises, Inc., unless all of the following conditions are met.

     - If the successor entity is not Forest City Enterprises, Inc., the successor entity is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes Forest City Enterprises, Inc.'s obligations on the subordinated debt securities and under the subordinated indentures.

     - Immediately after giving effect to the transaction, and treating any debt that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

     - If, as a result of the transaction, the properties or assets of Forest City Enterprises, Inc. would become subject to a lien or other encumbrance that would not be permitted by the applicable subordinated indenture, Forest City Enterprises, Inc. or the successor entity, as the case may be, takes the steps necessary to secure the subordinated debt securities equally and ratably with, or prior to, the indebtedness secured by the lien or other encumbrance.

     - Forest City Enterprises, Inc. delivers to the subordinated trustee an officers' certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the applicable subordinated indenture.

EVENTS OF DEFAULT

     Unless otherwise set forth in the applicable prospectus supplement, each of the following will constitute an event of default under the applicable subordinated indenture with respect to subordinated debt securities of any series, if applicable:

     - failure to pay principal of, or premium, if any, on, any subordinated debt security of that series when due, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

     - failure to pay any interest on any subordinated debt securities of that series when due that continues for 30 days, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

     - failure to deposit any sinking fund payment when due on any subordinated debt security of that series, whether or not the deposit is prohibited by the subordination provisions of the applicable subordinated indenture;

     - failure to perform any other covenant in the applicable subordinated indenture, other than a covenant included in the applicable subordinated indenture solely for the benefit of a series other than that series, that continues for 60 days after written notice has been given by the subordinated trustee or the holders of at least 10% in aggregate principal amount of the outstanding subordinated debt securities of that series as provided in the applicable indenture;

     - a default under any indebtedness for money we borrowed that (1) constitutes a failure to pay when due, subject to any applicable grace period, the principal of that indebtedness if that debt has not been discharged, or (2) results in that indebtedness becoming or being declared due and payable prior to its stated maturity if that indebtedness has not been discharged or the acceleration has not been rescinded, in each case within 10 days after written notice has been given by the subordinated trustee or the holders of at least 10% in principal amount of the outstanding subordinated debt securities of that series as provided in the applicable indenture;

     - we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

     - any other event of default specified in the applicable prospectus supplement.

     If any event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of the applicable series, by notice as provided in the applicable subordinated indenture, may declare the principal amount of the subordinated debt securities of that series to be due and payable immediately. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the subordinated debt securities of the applicable series, or, in the case of any original issue discount security or other subordinated debt security, a specified amount, will automatically, and without any action by the subordinated trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may, under specified circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the applicable subordinated indenture. For a more detailed discussion as to waiver of defaults, see " -- Modification and Waiver."

     Subject to the provisions of the applicable subordinated indenture relating to the duties of the subordinated trustee in case an event of default occurs and is continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the applicable subordinated indenture at the request or direction of any of the holders, unless the holders have offered to the subordinated trustee reasonable indemnity. Subject to the provisions of the applicable subordinated indenture relating to the indemnification of the subordinated trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the subordinated debt securities of that series.

     No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the applicable subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

     - the holder has previously given to the subordinated trustee written notice of a continuing event of default with respect to the subordinated debt securities of that series;

     - the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made a written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee;

     - the subordinated trustee has failed to institute the proceeding; and

     - the subordinated trustee has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with the request within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on such subordinated debt security on or after the applicable due date specified in the debt security.

     We will be required to furnish to the subordinated trustee annually a statement as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of each subordinated indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

     Unless otherwise set forth in the applicable prospectus supplement, we and the subordinated trustee may modify and amend the applicable subordinated indenture with the consent of holders of not less than a majority in aggregate principal amount of any series of outstanding subordinated debt securities, and, in some instances, we and the subordinated trustee may modify and amend the subordinated indenture without the consent of the holders of any series of outstanding subordinated debt securities. However, we and the subordinated trustee may not modify or amend the subordinated indenture without the consent of the holder of each outstanding subordinated debt security affected by the modification or amendment if the modification or amendment:

     - changes the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated debt security;

     - reduces the principal amount of, or any premium or interest on, any subordinated debt security;

     - reduces the amount of principal of an original issue discount security or any other subordinated debt security payable upon acceleration of maturity;

     - changes the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security;

     - impairs the right to institute suit for the enforcement of any payment on or with respect to any subordinated debt security;

     - reduces the percentage of outstanding subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable subordinated indenture;

     - reduces the percentage of outstanding subordinated debt securities of any series necessary for waiver of compliance with specified provisions of the applicable subordinated indenture or for waiver of specified defaults;

     - modifies the provisions relating to modification and waiver in any other respect except to increase any required percentage referred to above or to add to the provisions that cannot be changed or modified without the consent of the holders; or

     - in the case of convertible subordinated debt securities, makes any change that adversely affects the right to convert any subordinated debt security, except as permitted by the applicable subordinated indenture, or decreases the conversion rate or increases the conversion price of any subordinated debt security.

     Each subordinated indenture will provide that the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive our compliance with specified restrictive provisions of the applicable subordinated indenture. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive any past default with respect to that series under the applicable subordinated indenture, except a default in the payment of principal, premium or interest and specified covenants and provisions of the applicable subordinated indenture that cannot be amended without the consent of the holder of each outstanding subordinated debt security of the affected series.

DEFEASANCE AND DISCHARGE

     The applicable subordinated indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any subordinated debt securities of a series, including the provisions relating to subordination, except for the following obligations:

     - to exchange or register the transfer of subordinated debt securities;

     - to replace stolen, lost or mutilated subordinated debt securities;

     - to maintain paying agencies; and

     - to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of the subordinated debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities of that series on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the subordinated trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the subordinated debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

COVENANT DEFEASANCE

     The applicable subordinated indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the subordinated debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specific events of default that are described above under " -- Events of Default" and any that may be described in the applicable prospectus supplement that are related to the subordinated debt securities, will be deemed not to be or result in an event of default. If this occurs, the provisions relating to subordination will cease to be effective with respect to any subordinated debt securities. We may only exercise this option if we deposit, in trust for the benefit of the holders of the subordinated debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series. We also must, among other things, deliver to the subordinated trustee an opinion of counsel to the effect that holders of the subordinated debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

     If we exercise this option with respect to any subordinated debt securities of a series and the subordinated debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust may be insufficient to pay amounts due on the subordinated debt securities at the time of their respective stated maturities but is not sufficient to pay amounts due on the subordinated debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

NOTICES

     Unless otherwise set forth in the applicable prospectus supplement, notices to the holders of subordinated debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

TITLE

     Unless otherwise set forth in the applicable prospectus supplement, we, the subordinated trustee and any agents of ours or the subordinated trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of the subordinated debt security, whether or not the subordinated debt security may be overdue, for the purpose of making payment and for all other purposes.

RELATIONSHIPS WITH THE SUBORDINATED TRUSTEE

     National City Bank will be the subordinated trustee under the senior subordinated indenture and the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement. National City Bank is also a lender under the FCRPC credit agreement and is, and likely will be in the future, a lender with respect to individual projects of our subsidiaries.

GOVERNING LAW

     The subordinated indentures and the subordinated debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

                  DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

     This section describes the general terms and provisions of the preferred stock that we may issue separately, upon conversion of a senior debt security, upon conversion of a subordinated debt security, upon exercise of an equity warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any shares of preferred stock offered through that prospectus supplement and any special federal income tax consequences of those shares of preferred stock. We will file an amendment to our amended articles of incorporation that contains the terms of each series of preferred stock each time we issue a new series of preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including any dividend, redemption, liquidation, sinking fund and conversion rights. The description set forth below is not complete and is subject to the amendments to our amended articles of incorporation fixing the preferences, limitations and relative rights of a particular series of preferred stock. You should refer to these amendments for specific information on the preferred stock. See "Where You Can Find More Information" for information on how to obtain copies of amendments to our amended articles of incorporation.

GENERAL

     Under our amended articles of incorporation, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock, without par value, in multiple series without the approval of shareholders with any designation, powers, privileges, preferences and rights, as well as any applicable qualifications, limitations or restrictions, as may be fixed by the board of directors.

     The preferred stock we may offer, if any, will have the dividend, redemption, liquidation, sinking fund and conversion rights set forth below unless otherwise provided in the applicable prospectus supplement. You should refer to the applicable prospectus supplement relating to the particular series of preferred stock offered by that prospectus supplement for specific terms, which may include:

     - the designation and authorized number of shares of each series;

     - the title and liquidation preference per share;

     - the number of shares offered;

     - the price at which the shares of each series will be issued;

     - the dividend rate, if any, the dates on which we will pay dividends and the dates from which dividends will commence to accumulate;

     - any redemption or sinking fund provisions of each series;

     - any conversion or exchange rights; and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of each series.

     The shares of preferred stock will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our class A common stock and our class B common stock.

DIVIDEND RIGHTS

     Unless otherwise set forth in the applicable prospectus supplement, holders of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for the payment of dividends, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of preferred stock will be entitled to receive dividends in preference to and in priority over dividends on common stock and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preferred stock only if we have satisfied our obligations on our debt that is then due and payable.

     If the applicable prospectus supplement so provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our class A or class B common stock unless the accrued dividends on each series of preferred stock have been declared and paid.

     Each series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

RIGHTS UPON LIQUIDATION

     Upon any dissolution, liquidation or "winding up" of Forest City Enterprises, Inc., the holders of each series of preferred stock will be entitled to receive out of its assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on class A common stock or class B common stock, the amount per share fixed by the board of directors for that series of preferred stock, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of preferred stock will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or "winding up."

REDEMPTION

     A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

     If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the series of preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the shares of preferred stock into our class A common stock or other securities prior to the date fixed for redemption.

     Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

SINKING FUND

     The applicable prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

CONVERSION RIGHTS

     The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of class A common stock or, if applicable, other securities. Unless otherwise indicated in the applicable prospectus supplement, the preferred stock will have no preemptive rights.

VOTING RIGHTS

     Under ordinary circumstances, the holders of preferred stock have no voting rights except as required by law. However, if dividends on the preferred stock are in arrears for an aggregate of six quarterly dividends, the holders of the preferred stock, voting as a class, will become entitled to elect two directors until the time as the arrearages are paid and current dividends paid or declared and funded. The applicable prospectus supplement may provide additional voting rights for holders of preferred stock.

TRANSFER AGENT AND REGISTRAR

     We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock, and each one will be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of preferred stock have the right to vote on any matter.

                 DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

     We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue depositary shares that each represent a fraction of a share of a particular series of preferred stock. This section describes the general terms and provisions of the depositary shares that we may issue. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any depositary shares offered through that prospectus supplement and any special federal income tax consequences of those depositary shares. A copy of the form of a deposit agreement between us and a depositary has been previously filed with the SEC, is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into the prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of deposit agreement. The following summaries of specific provisions of the deposit agreement are not complete and are subject to all of the provisions of the deposit agreement, including the definitions in the deposit agreement of specified terms, and, with respect to any particular depositary shares, to the description of the terms included in the applicable prospectus supplement.

GENERAL

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary shares, including dividend, voting, redemption, subscription and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of the depositary shares owned by the holders of the depositary shares. The depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the depositary, without liability for interest thereon, and will be added to and treated as part of the sum next received by the depositary for distribution to record holders of depositary shares.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to the distribution, in amounts as are, as nearly as practicable, in proportion to the number of depositary shares owned by each holder, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, adopt any method that it deems equitable and practical, including the sale of the property and the distribution of the net proceeds from the sale to the holders of depositary shares.

     The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

WITHDRAWAL OF PREFERRED STOCK

     Unless the related depositary shares have previously been called for redemption, the holder of the depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary, paying taxes, charges and fees provided for in the deposit agreement and complying with any other requirements of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement for the series of preferred stock, but holders of whole shares of the preferred stock will not be entitled to receive depositary shares at a later time in exchange for whole shares of preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the series of preferred stock held by the depositary in accordance with the terms of the deposit agreement. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or by any other method that may be determined by the depositary to be equitable.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon redemption and any money, securities, or other property to which the holders of the depositary shares were entitled upon redemption. To receive this money, securities or property, the holder must surrender the depositary receipts evidencing the depositary shares to the depositary.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date for that series of preferred stock will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of whole shares of that series of preferred stock represented by the holder's depositary shares. The depositary will attempt, as practicable, to vote the amount of whole shares of that series of preferred stock represented by the depositary shares in accordance with each holder's instructions. We will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent that it does not receive specific instructions from the holder of depositary shares representing that series of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding under the deposit agreement. We or the depositary may terminate the deposit agreement only if:

     - all outstanding depositary shares under the deposit agreement have been redeemed; or

     - there has been a final distribution on the preferred stock in connection with any liquidation, dissolution or winding up of Forest City Enterprises, Inc. and the distribution has been distributed to the holders of depositary receipts.

CHARGES AND EXPENSES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock at our option and any withdrawals of preferred stock by the holders of depositary shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and any other charges as may be expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary and its acceptance of the appointment as provided in the deposit agreement. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50.0 million.

MISCELLANEOUS

     We will deliver, at our expense, all notices and reports required by law, by the rules of any national securities exchange upon which the preferred stock, the depositary shares or the depositary receipts are listed or by our amended articles of incorporation to be furnished to the record holders of preferred stock.

     As provided in the deposit agreement, neither we nor the depositary will be liable if prevented or delayed by law or any other circumstance beyond our or its control in performing obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the duties thereunder. The depositary will not be obligated to prosecute or defend any legal proceeding on any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                    DESCRIPTION OF COMMON STOCK WE MAY OFFER

     This section describes the general terms and provisions of the shares of class A common stock that we may issue separately, upon conversion of a senior debt security, upon conversion of a subordinated debt security, upon conversion of preferred stock, upon exercise of an equity warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right. The description set forth below of the class A common stock and class B common stock is not complete and is subject to our amended articles of incorporation. You should refer to our amended articles of incorporation for specific information on our class A common stock. See "Where You Can Find More Information" for information on how to obtain a copy of our amended articles of incorporation.

     Our amended articles of incorporation authorize the issuance of 96,000,000 shares of class A common stock, of which, at March 1, 2002, 35,469,771 shares were issued, 322,694 shares were held in treasury and 35,147,077 shares were outstanding and were held of record by 753 shareholders, and 36,000,000 shares of class B common stock, convertible on a share-for-share basis into class A common stock, of which, at March 1, 2002, 14,756,057 shares were issued, 417,150 shares were held in treasury and 14,338,907 shares were outstanding and were held of record by 572 shareholders.

GENERAL

     Except as described below, the shares of class A common stock and the shares of class B common stock are in all respects identical. The holders of class A common stock and class B common stock are entitled to participate in any dividend, reclassification, merger, consolidation, reorganization, recapitalization, liquidation, dissolution or winding up of the affairs of the company, share-for-share, without priority or other distinction between classes.

     Both the class A and class B common stock are listed on The New York Stock Exchange. As of March 1, 2002, class A common stock accounted for approximately 71% of the total number of shares of common stock outstanding.

DIVIDENDS

     Our board of directors is not required to declare a regular cash dividend in any fiscal year. The class A common stock and class B common stock will participate equally on a share-for-share basis in any and all cash and non-cash dividends paid. No cash dividend can be paid on a class of common stock until provision is made for payment of a dividend of at least an equal amount on a share-for-share basis on the other class of common stock. If our board of directors determines to declare any stock dividend with respect to either class of common stock, it must at the same time declare a proportionate stock dividend with respect to the other class of common stock. If the shares of either class of common stock are combined or subdivided, the shares of the other class of common stock must be combined or subdivided in an equivalent manner. In the discretion of our board of directors, dividends payable in class A common stock may be paid with respect to shares of either class of common stock, but dividends payable in class B common stock may be paid only with respect to shares of class B common stock.

VOTING RIGHTS

     The holders of the class A common stock, voting as a separate class, are entitled to elect 25% of the directors rounded up to the nearest whole number. All other directors are elected by the holders of the class B common stock voting as a separate class. Cumulative voting for the election of directors is provided by Ohio law if notice in writing is given by any shareholder to the president, a vice president or the secretary not less than 48 hours before the time fixed for the holding of the meeting that the shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which he belongs, and if an announcement of the giving of the notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving the notice, each holder of shares of that class will have the right to accumulate the voting power as he possesses at the election with respect to shares of that class. If this occurs, each holder of shares of class A common stock or class B common stock, as the case may be, will have as many votes as equal the number of shares of that class of common stock owned by him multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in the proportion as the holder may desire.

     In the event that the number of outstanding shares of class A common stock is, as of the record date for any shareholder meeting at which directors will be elected, less than 10% of the combined outstanding shares of class A and class B common stock, then the holders of class A common stock will not have the right to elect 25% of the directors. If this occurs, the holders of the class A common stock and the holders of the class B common stock would vote together as a single class in the election of all directors, with each class A share having one vote and each class B share having ten votes.

     Further, in the event that the number of outstanding shares of class B common stock as of the above-mentioned record date is less than 500,000 shares, the holders of class B common stock will lose their rights to elect 75% of the directors. If this occurs, the holders of the class A common stock would continue to vote as a separate class to elect 25% of the directors rounded up to the nearest whole number, and the holders of the class A and class B common stock would vote together as a single class in the election of the remaining directors, with each class A share having one vote and each class B share having ten votes.

     The holders of class A common stock and the holders of class B common stock are entitled to vote as separate classes:

     - for the election of directors;

     - to amend our amended articles of incorporation or our code of regulations or approve a merger or consolidation of us with or into another corporation if the amendment, merger or consolidation would adversely affect the rights of the particular class; and

     - on all matters as to which class voting may be required by applicable Ohio law.

The holders of the class A common stock vote together with the holders of the class B common stock as a single class on all matters which are submitted to shareholder vote, except as discussed above. When all holders of our shares vote as a single class, each class A share has one vote and each class B share has ten votes.

CONVERSION

     Holders of shares of class B common stock are entitled to convert, at any time and at their election, each share of class B common stock into one share of class A common stock. Shares of class A common stock are not convertible into any security of ours.

OTHER TERMS

     Our shareholders have no preemptive or other rights to subscribe for additional shares of our voting securities, except for the conversion rights of class B common stock described above and conversion rights of subordinated debt securities and preferred stock, if any. Upon any liquidation, dissolution or winding up of Forest City, the assets legally available for distribution to holders of all classes of common stock are distributable ratably among the holders of the shares of all classes of common stock outstanding at the time. No class of common stock is subject to redemption.

TRANSFER AGENT

     National City Bank, Cleveland, Ohio, currently serves as transfer agent for our common stock.

                      DESCRIPTION OF WARRANTS WE MAY OFFER

GENERAL DESCRIPTION OF WARRANTS

     This section describes the general terms and provisions of the warrants we may issue for the purchase of senior debt securities, subordinated debt securities, class A common stock or preferred stock. We may issue warrants independently or together with other securities offered by any prospectus supplement and may attach warrants to those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of the warrants. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of certificates evidencing warrants or beneficial owners of warrants. A copy of the form of a warrant agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of warrant agreement.

DEBT WARRANTS

     The applicable prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following, if applicable:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the debt securities purchasable upon exercise of the warrants;

     - the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

     - the date from and after which the warrants and any debt securities issued with them will be separately transferable;

     - the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

     - the dates on which the right to exercise the warrants will commence and expire;

     - the minimum or maximum amount of the warrants that may be exercised at any one time;

     - whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     - information relating to book-entry procedures, if any;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - a discussion of material United States federal income tax considerations;

     - anti-dilution provisions of the warrants, if any;

     - redemption or call provisions, if any, applicable to the warrants;

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     - any other information we think is important about the warrants.

EQUITY WARRANTS

     The applicable prospectus supplement relating to a particular issue of warrants to issue shares of preferred stock, shares of class A common stock, or other securities will describe the terms of those warrants, including the following, if applicable:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the securities that may be purchased upon exercise of the warrants;

     - the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     - the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     - the number of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

     - the dates on which the right to exercise the warrants will commence and expire;

     - the minimum or maximum amount of the warrants that may be exercised at any one time;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - a discussion of material United States federal income tax considerations;

     - anti-dilution provisions of the warrants, if any;

     - redemption or call provisions, if any, applicable to the warrants;

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     - any other information we think is important about the warrants.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or applicable number of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

     Until a holder exercises the warrants to purchase our securities, the holder will not have any rights as a holder of the securities by virtue of ownership of warrants.

                  DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
                       STOCK PURCHASE UNITS WE MAY OFFER

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our class A common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred stock, warrants or debt obligations of third parties, including United States Treasury securities, to secure the holder's obligations to purchase our securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. Any special federal income tax considerations applicable to the stock purchase contracts and the stock purchase units may also be discussed in the applicable prospectus supplement. A copy of the form of a stock purchase contract has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of stock purchase contract.

                DESCRIPTION OF SUBSCRIPTION RIGHTS WE MAY OFFER

     We may issue to our shareholders subscription rights to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares or class A common stock. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

     The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

     - the exercise price for the subscription rights;

     - the number of subscription rights issued to each shareholder;

     - the extent to which the subscription rights are transferable;

     - any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

     - the date on which the right to exercise the subscription rights will commence, and the date on which the right will expire;

     - the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

     - the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States:

     - through underwriters or dealers;

     - directly to purchasers, including our affiliates and shareholders, in a rights offering;

     - through agents;

     - through brokers or dealers as part of, or in connection with, derivative transactions; or

     - through a combination of any of these methods.

     The applicable prospectus supplement will include the following information:

     - the terms of the offering;

     - the names of any underwriters, brokers, dealers or agents participating in the offering;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price or initial public offering price of the securities;

     - the net proceeds from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm-commitment or best-efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specified conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

     If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

REMARKETING ARRANGEMENTS

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from specified types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DERIVATIVE TRANSACTIONS

     We may sell securities as part of, or in connection with, our entering into a derivative transaction with a financial institution. The financial institution may hedge its position by making sales of securities covered by this prospectus.

GENERAL INFORMATION

     We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

AT-THE-MARKET OFFERINGS

     We may offer our securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings include Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and McDonald Investments Inc.

                       VALIDITY OF THE OFFERED SECURITIES

     Various legal matters incident to the validity of the securities offered by the applicable prospectus supplement are subject to the opinions of William M. Warren, Senior Vice President, General Counsel and Assistant Secretary of Forest City and Jones, Day, Reavis & Pogue, Cleveland, Ohio. As of March 1, 2002, Mr. Warren owns, together with his spouse, 2,926 shares of class A common stock and has been granted options to purchase 48,600 shares of class A common stock. Mr. Warren also owns approximately $20,000 of our 8.5% senior notes due 2008. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents. Counsel to the underwriters or agents may, in some instances, rely as to specific matters of Ohio law upon the opinion of Jones, Day, Reavis & Pogue.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

Securities and Exchange Commission Registration Fee.........   $ 69,000
Trustee's Fees and Expenses*................................     15,000
Transfer Agent and Registrar Fees*..........................     15,000
Legal Fees and Expenses*....................................     50,000
Accounting Fees and Expenses*...............................     20,000
Printing Expenses*..........................................     30,000
Miscellaneous*..............................................     10,000
                                                               --------
  Total.....................................................   $209,000

---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation's best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     Our code of regulations provides that we shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, other than an action by us or in our right, by reason of the fact that he is or was our director, trustee, officer, employee or agent or of any other bank, corporation, partnership, trust or other enterprise for which he was serving as a director, officer or employee at the request of us, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Under the terms of our directors' and officers' liability and company reimbursement insurance policy, our directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
     1.1      Form of Underwriting Agreement for Debt Securities,
              incorporated by reference to Exhibit 1.1 to the Registrant's
              Registration Statement on Form S-3 (No. 333-22695).
     1.2      Form of Underwriting Agreement for Preferred Stock and
              Depositary Shares, incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form S-3 (No.
              333-22695).
     1.3      Form of Underwriting Agreement for Class A Common Stock,
              incorporated by reference to Exhibit 1.3 to the Registrant's
              Registration Statement on Form S-3 (No. 333-22695).
     3.1      Amended Articles of Incorporation of the Registrant,
              incorporated by reference to Exhibit 3.1 to the Registrant's
              Form 10-Q for the quarter ended October 31, 1983 (File No.
              1-4372).
     3.2      Code of Regulations of the Registrant, incorporated by
              reference to Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372).
     3.3      Certificate of Amendment by Shareholders to the Articles of
              Incorporation of the Registrant dated June 24, 1997,
              incorporated by reference to Exhibit 4.14 to the
              Registrant's Registration Statement on Form S-3 (No.
              333-41437)
     3.4      Certificate of Amendment by Shareholders to the Articles of
              Incorporation of the Registrant dated June 16, 1998,
              incorporated by reference to Exhibit 4.3 to the Company's
              Registration Statement on Form S-8 (No. 333-61925)
     4.1      Form of Senior Indenture between the Registrant and The Bank of New York, as Trustee thereunder.
     4.2      Form of Senior Subordinated Indenture between the Registrant and National City Bank, as Trustee thereunder, incorporated by reference to Exhibit 4.1 to the Registrant's Registration
              Statement on Form S-3 (No. 333-22695).
     4.3      Form of Junior Subordinated Indenture between the Registrant and National City Bank, as Trustee thereunder, incorporated by reference to Exhibit 4.2 to the Registrant's Registration
              Statement on Form S-3 (No. 333-22695).
     4.4      Form of Deposit Agreement, including form of Depositary
              Receipt, incorporated by reference to Exhibit 4.3 to the
              Registrant's Registration Statement on Form S-3 (No.
              333-22695).
     4.5      Form of Warrant Agreement.
     4.6      Form of Stock Purchase Contract.
     4.7      Form of Pledge Agreement.
     4.8      Credit Agreement, dated as of March 5, 2002, by and among
              Forest City Rental Properties Corporation, the banks named therein, KeyBank National Association, as administrative
              agent, and National City Bank, as syndication agent,
              incorporated by reference to Exhibit 10.1 to the
              Registrant's Form 8-K, dated March 5, 2002 (File No.
              1-4372).
     4.9      Guaranty of Payment of Debt, dated as of March 5, 2002, by and among Forest City Enterprises, Inc., the banks named
              therein, KeyBank National Association, as administrative
              agent, and National City Bank, as syndication agent,
              incorporated by reference to Exhibit 10.2 to the
              Registrant's Form 8-K, dated March 5, 2002 (File No.
              1-4372).
     5.1      Opinion of General Counsel of the Registrant.
    12.1      Computation of Ratio of Earnings to Fixed Charges,
              incorporated by reference to Exhibit 12.1 to the
              Registrant's Form 10-K for the fiscal year ended January 31,
              2002 (File No. 1-4372).
    23.1      Consent of PricewaterhouseCoopers LLP.
    23.2      Consent of General Counsel of the Registrant (contained in
              Exhibit 5.1).
    24.1      Powers of Attorney.

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
    25.1      Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of The Bank of New York, as Trustee under the
              Senior Indenture.
    25.2      Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of National City Bank, as Trustee under the
              Senior Subordinated Indenture.
    25.3      Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of National City Bank, as Trustee under the
              Junior Subordinated Indenture.

ITEM 17.  UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be determined to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on May 1, 2002.

                                          FOREST CITY ENTERPRISES, INC.

                                          By: /s/ CHARLES A. RATNER
                                            ------------------------------------
                                          Name: Charles A. Ratner
                                          Title: President and Chief Executive
                                          Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                   TITLE                       DATE
                        ---------                                   -----                       ----

                        *                            Co-Chairman of the Board and           May 1, 2002
 ------------------------------------------------    Director
                 Albert B. Ratner


                        *                            Co-Chairman of the Board, Treasurer    May 1, 2002
 ------------------------------------------------    and Director
                 Samuel H. Miller


              /s/ CHARLES A. RATNER                  President, Chief Executive Officer     May 1, 2002
 ------------------------------------------------    and Director (Principal Executive
                Charles A. Ratner                    Officer)


                        *                            Executive Vice President, Chief        May 1, 2002
 ------------------------------------------------    Financial Officer and Secretary
                 Thomas G. Smith                     (Principal Financial Officer)


                        *                            Vice President and Corporate           May 1, 2002
 ------------------------------------------------    Controller (Principal Accounting
                  Linda M. Kane                      Officer)


                        *                            Executive Vice President and           May 1, 2002
 ------------------------------------------------    Director
                 James A. Ratner


                        *                            Executive Vice President and           May 1, 2002
 ------------------------------------------------    Director
                 Ronald A. Ratner


                        *                            Executive Vice President and           May 1, 2002
 ------------------------------------------------    Director
                 Brian J. Ratner


                        *                            Director                               May 1, 2002
 ------------------------------------------------
             Deborah Ratner Salzberg


                        *                            Director                               May 1, 2002
 ------------------------------------------------
                 Joan K. Shafran

                        SIGNATURE                                   TITLE                       DATE
                        ---------                                   -----                       ----

                        *                            Director                               May 1, 2002
 ------------------------------------------------
             Michael P. Esposito, Jr


                        *                            Director                               May 1, 2002
 ------------------------------------------------
                 Jerry V. Jarrett


                        *                            Director                               May 1, 2002
 ------------------------------------------------
                  Scott S. Cowen


                        *                            Director                               May 1, 2002
 ------------------------------------------------
                   Louis Stokes


                        *                            Director                               May 1, 2002
 ------------------------------------------------
                    Stan Ross

* The undersigned, pursuant to a Power of Attorney executed by each of the directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this registration statement on behalf of each of the persons noted above, in the capacities indicated.


By:     /s/ CHARLES A. RATNER                                                               May 1, 2002
        ------------------------------------------
        Charles A. Ratner, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
     1.1      Form of Underwriting Agreement for Debt Securities,
              incorporated by reference to Exhibit 1.1 to the Registrant's
              Registration Statement on Form S-3 (No. 333-22695).
     1.2      Form of Underwriting Agreement for Preferred Stock and
              Depositary Shares, incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form S-3 (No.
              333-22695).
     1.3      Form of Underwriting Agreement for Class A Common Stock,
              incorporated by reference to Exhibit 1.3 to the Registrant's
              Registration Statement on Form S-3 (No. 333-22695).
     3.1      Amended Articles of Incorporation of the Registrant,
              incorporated by reference to Exhibit 3.1 to the Registrant's
              Form 10-Q for the quarter ended October 31, 1983 (File No.
              1-4372).
     3.2      Code of Regulations of the Registrant, incorporated by
              reference to Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372).
     3.3      Certificate of Amendment by Shareholders to the Articles of
              Incorporation of the Registrant dated June 24, 1997,
              incorporated by reference to Exhibit 4.14 to the
              Registrant's Registration Statement on Form S-3 (No.
              333-41437)
     3.4      Certificate of Amendment by Shareholders to the Articles of
              Incorporation of the Registrant dated June 16, 1998,
              incorporated by reference to Exhibit 4.3 to the Company's
              Registration Statement on Form S-8 (No. 333-61925)
     4.1      Form of Senior Indenture between the Registrant and The Bank of New York, as Trustee thereunder.
     4.2      Form of Senior Subordinated Indenture between the Registrant and National City Bank, as Trustee thereunder, incorporated by reference to Exhibit 4.1 to the Registrant's Registration
              Statement on Form S-3 (No. 333-22695).
     4.3      Form of Junior Subordinated Indenture between the Registrant and National City Bank, as Trustee thereunder, incorporated by reference to Exhibit 4.2 to the Registrant's Registration
              Statement on Form S-3 (No. 333-22695).
     4.4      Form of Deposit Agreement, including form of Depositary
              Receipt, incorporated by reference to Exhibit 4.3 to the
              Registrant's Registration Statement on Form S-3 (No.
              333-22695).
     4.5      Form of Warrant Agreement.
     4.6      Form of Stock Purchase Contract.
     4.7      Form of Pledge Agreement.
     4.8      Credit Agreement, dated as of March 5, 2002, by and among
              Forest City Rental Properties Corporation, the banks named therein, KeyBank National Association, as administrative
              agent, and National City Bank, as syndication agent,
              incorporated by reference to Exhibit 10.1 to the
              Registrant's Form 8-K, dated March 5, 2002 (File No.
              1-4372).
     4.9      Guaranty of Payment of Debt, dated as of March 5, 2002, by and among Forest City Enterprises, Inc., the banks named
              therein, KeyBank National Association, as administrative
              agent, and National City Bank, as syndication agent,
              incorporated by reference to Exhibit 10.2 to the
              Registrant's Form 8-K, dated March 5, 2002 (File No.
              1-4372).
     5.1      Opinion of General Counsel of the Registrant.
    12.1      Computation of Ratio of Earnings to Fixed Charges,
              incorporated by reference to Exhibit 12.1 to the
              Registrant's Form 10-K for the fiscal year ended January 31,
              2002 (File No. 1-4372).
    23.1      Consent of PricewaterhouseCoopers LLP.
    23.2      Consent of General Counsel of the Registrant (contained in
              Exhibit 5.1).
    24.1      Powers of Attorney.
    25.1      Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of The Bank of New York, as Trustee under the
              Senior Indenture.
    25.2      Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of National City Bank, as Trustee under the
              Senior Subordinated Indenture.
    25.3      Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of National City Bank, as Trustee under the
              Junior Subordinated Indenture.

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